REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Catalyst Funds and the

Shareholders of the America First

Quantitative Strategies Fund

In planning and performing our audit of the consolidated financial statements of the America First Quantitative Strategies Fund, a series of shares of beneficial interest of the Catalyst Funds (the "Fund"), as of and for the year ended June 30, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Catalyst Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  The Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  The Fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with accounting principles generally accepted in the Untied States of America, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Fund’s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted the following deficiency involving the financial statement preparation process that we consider to be a material weakness, as defined above, as of June 30, 2009.

During the financial statement preparation process, the underlying accounting records of the Fund’s majority-owned investment in a unit investment trust were not readily available to the Fund’s administrator.  Such records were necessary for preparation of the consolidated financial statements of the Fund.  As a result of the delay in obtaining the necessary information, the preparation of the Fund’s consolidated financial statements was significantly delayed and as a result the audit of the consolidated financial statements was not completed until October 28, 2009. This caused the Fund to miss the Securities and Exchange Commission’s deadline for mailing its annual report to its shareholders of 60 days after the Fund’s fiscal year end, and to miss the required deadline for filing its annual report with the Securities and Exchange Commission.

This material weakness was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the consolidated financial statements of the Fund for the year ended June 30, 2009, and this report does not affect our report on the consolidated financial statements dated October 28, 2009.

This report is intended solely for the information and use of management, the shareholders and the Board of Trustees of the Catalyst Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

October 28, 2009